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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

         The following is a list of subsidiaries of the Company as of December 31, 2003 except that certain subsidiaries, the sole function of which is to hold the stock of operating subsidiaries, which in the aggregate do not constitute significant subsidiaries, have been omitted. Subject to the foregoing in each case, 100% of the voting securities (except for directors' qualifying shares, if required) are owned by the subsidiary's immediate parent as indicated by indentation.

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                                                                                   STATE OR COUNTRY
NAME OF SUBSIDIARIES OF THE COMPANY                                                OF ORGANIZATION
-----------------------------------                                                ----------------
Tecumseh Compressor Company                                                           Delaware
Tecumseh Power Company                                                                Delaware
M.P. Pumps, Inc.                                                                      Michigan
Little Giant Pump Company                                                             Oklahoma
Evergy, Inc.                                                                          Delaware
Eaton Technologies                                                                    Michigan
FASCO Industries, Inc.                                                                Delaware
         ECM Motor Company                                                            Delaware
         Von Weise Gear Company                                                       Delaware
         Motores FASCO de Mexico                                                      Mexico
Manufacturing Data Systems, Inc.                                                      Michigan
Tecumseh do Brasil, Ltda.                                                             Brazil
         Tecumseh do Brasil Europe Srl.                                               Italy
         Tecumseh do Brasil USA                                                       Delaware
Tecumseh Products Company of Canada, Ltd.                                             Canada
Tecumseh France S.A.                                                                  France
         Tecumseh Services Sarl                                                       France
         Tecumseh Europe SA                                                           France
                  Societe Immobiliere de Construction de la Verpilliere               France
                  L'Unite Hermetique-Far East Sdn. Bhd.                               Malaysia
Tecumseh Products India, Ltd.                                                         India
Tecumseh Europa, S.p.A.                                                               Italy
         Societe T.I.G.E.R.                                                           France
         Tecumseh Deutschland GmbH                                                    Germany
         Tecumseh Service France                                                      France
         Tecumseh U.K. Limited                                                        United Kingdom
Motoco a.s.                                                                           Czech Republic
TMT Motoco, Ltd.                                                                      Brazil
FASCO Motors, Ltd.                                                                    Canada
FASCO Motors, Ltd.                                                                    Thailand
         FASCO Yamabishi Co., Ltd.                                                    Thailand
         FASCO Asia Pacific Ltd.                                                      Thailand
FASCO Australia Pty. Ltd.                                                             Australia
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